UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REVOLUTION MEDICINES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
REVOLUTION MEDICINES, INC. 2022 Annual Meeting Vote by June 15, 2022 11:59 PM ET

REVOLUTION MEDICINES, INC. 700 SAGINAW DR. REDWOOD CITY, CA 94063

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You invested in REVOLUTION MEDICINES, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 16, 2022.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 2, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

    *Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items	Board Recommends

1.	To elect three Class II directors to hold office until the 2025 annual meeting of stockholders or until his successor is elected;

Nominees:

	01) Eric T. Schmidt, Ph.D.	For
02) Thilo Schroeder, Ph.D.

03) Sushil Patel, Ph.D.

2.	To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022;	For

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”);	For

4.	To approve, on a non-binding, advisory basis, whether a Say-on-Pay vote should occur every one year, every two years or every three years; and	Year

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

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